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                                                                    EXHIBIT 4.3

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                               SECURITY AGREEMENT

                                   dated as of

                                 July 24, 2003,

                                      among

                              AK STEEL CORPORATION,

                           CREDIT SUISSE FIRST BOSTON,
                    acting through its Cayman Islands branch,
                            as Administrative Agent,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                               as Collateral Agent


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                                                             SECURITY AGREEMENT

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                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE
                                                                            ----

SECTION 1.  DEFINITIONS AND RULES OF CONSTRUCTION..............................1

SECTION 2.  GRANT OF SECURITY INTERESTS........................................6

SECTION 3.  REPRESENTATIONS AND WARRANTIES.....................................8

SECTION 4.  COVENANTS.........................................................10

SECTION 5.  DEPOSIT ACCOUNTS..................................................12

SECTION 6.  REMEDIES..........................................................14

SECTION 7.  APPLICATION OF PAYMENTS...........................................18

SECTION 8.  TAXES, FEES AND EXPENSES..........................................19

SECTION 9.  POWER OF ATTORNEY.................................................20

SECTION 10. LIMITED DUTY......................................................21

SECTION 11. RIGHTS OF COLLATERAL AGENT........................................21

SECTION 12. RELEASE OF COLLATERAL.............................................23

SECTION 13. NOTICES...........................................................24

SECTION 14. NO IMPLIED WAIVER; REMEDIES CUMULATIVE............................24

SECTION 15. BENEFIT OF AGREEMENT..............................................24

SECTION 16. AMENDMENTS, CONSENTS AND WAIVERS..................................25

SECTION 17. GOVERNING LAW.....................................................25

SECTION 18. WAIVER OF JURY TRIAL..............................................25

SECTION 19. SEVERABILITY......................................................25

SECTION 20. REINSTATEMENT.....................................................25

SECTION 21. CONSENT TO JURISDICTION AND SERVICE OF PROCESS....................26




                                      -i-                     SECURITY AGREEMENT

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                               SECURITY AGREEMENT
                               ------------------

             SECURITY AGREEMENT dated as of July 24, 2003, among AK STEEL CORPORATION (the "Grantor"), CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands branch, as Administrative Agent, and GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Agent.

                                   WITNESSETH:
                                   ----------

             WHEREAS, the Company has entered into the Credit Agreement described in Section 1(c) hereof, pursuant to which the Company intends to borrow funds and obtain letters of credit for the purposes set forth therein;

             WHEREAS, the Grantor is willing to secure its obligations under the Loan Documents by granting Liens on certain of its assets to the Collateral Agent as provided in the Collateral Documents;

             WHEREAS, the Lenders are willing to make loans and issue and participate in Letters of Credit under the Credit Agreement upon the terms and subject to the conditions set forth therein if the foregoing obligations of the Grantor are secured as described above; and

             WHEREAS, upon any foreclosure or other enforcement of the Collateral Documents, the net proceeds of the relevant Collateral are to be received by or paid over to the Collateral Agent and applied as provided in
Section 7 hereof;

             NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   DEFINITIONS AND RULES OF CONSTRUCTION.

             (a) Terms Defined in Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined in this Security Agreement have, as used herein, the respective meanings provided for therein.

             (b) Terms Defined in UCC. As used herein, each of the following terms has the meaning specified in the below-referenced Section of the UCC (or any successor provision):

             Term                                                   UCC
             ----                                                   ---

             Account........................................9-102(a)(2)

             Authenticate...................................9-102(a)(7)

             Chattel Paper.................................9-102(a)(11)

             Documents.....................................9-102(a)(30)

                                                              SECURITY AGREEMENT

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             General Intangibles...........................9-102(a)(42)

             Instrument....................................9-102(a)(47)

             Supporting Obligation.........................9-102(a)(77)

             (c) Additional Definitions. The following additional terms, as used herein, have the following meanings:

             "Administrative Agent" means Credit Suisse First Boston, acting through its Cayman Islands branch, in its capacity as Administrative Agent under the Loan Documents, and its successors in such capacity.

             "Aggregate Available Amount" has the meaning specified in Section 6(d).

             "Company" means AK Steel Corporation, a Delaware corporation, and its successors.

             "Collateral" means all property, whether now owned or hereafter acquired, on which a Lien is granted or purported to be granted to the Collateral Agent pursuant to the Collateral Documents.

             "Collateral Account" means the restricted Deposit Account established and maintained by the Collateral Agent pursuant to Section 5(a)
(ii).

             "Collateral Agent" means General Electric Capital Corporation, in its capacity as Collateral Agent for the Secured Parties under the Collateral Documents, and its successors in such capacity.

             "Collections" has the meaning ascribed to such term in the Intercreditor Agreement.

             "Credit Agreement" means that certain Credit Agreement, dated as of July 24, 2003, among the Company, the Lenders party thereto, Credit Suisse First Boston, acting through its Cayman Islands branch, as Administrative Agent, General Electric Capital Corporation, as Syndication Agent and Collateral Agent, and The CIT Group / Business Credit, Inc., Bank One, NA, and Congress Financial Corporation, as Co-Documentation Agents, as amended or restated from time to time in accordance with the terms thereof.

             "Eligible Transferee" means the Existing Receivables SPV and any other special-purpose company created and used solely for purposes of effecting a Permitted Receivables Securitization Program.

             "Event of Default" means any Event of Default as defined in the Credit Agreement.

             "Existing Receivables SPV Deposit Accounts" has the meaning ascribed to such term in Section 5(b).

                                      -2-                     SECURITY AGREEMENT

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             "Grantor" has the meaning ascribed to such term in the preamble to this Security Agreement.

             "Intangible Property" has the meaning specified in Section
2(a)(vi).

             "Inventory" means any "inventory," as such term is defined in the UCC, now or hereafter owned or acquired by the Grantor wherever located, and, in any event, including all inventory, merchandise, goods and other personal property that are held by or on behalf of the Grantor for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process, or materials used or consumed or to be used or consumed in the business of Holdings or any of its Subsidiaries or in the processing, packaging, advertising, promotion, delivery or shipping of the same, and all finished goods and all proceeds and products thereof.

             "Liquidated Secured Obligation" means at any time any Secured Obligation (or portion thereof) that is not an Unliquidated Secured Obligation at such time.

             "Maximum Available Amount" has the meaning specified in Section
6(d).

             "Opinion of Counsel" means a written opinion of legal counsel (who may be counsel to the Grantor or other counsel, in either case approved by the Administrative Agent and the Collateral Agent in writing, which approval shall not be unreasonably withheld) addressed and delivered to the Administrative Agent and the Collateral Agent.

             "own" refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203 (or any successor provision), and "acquire" refers to the acquisition of any such rights.

             "Perfection Certificate" means a certificate from the Grantor substantially in the form of Annex A to this Security Agreement, completed and supplemented with the schedules contemplated thereby to the reasonable satisfaction of the Collateral Agent, and signed by an officer of the Grantor.

             "Permitted Liens" means (i) the Transaction Liens and (ii) any other Liens permitted to be created or assumed or to exist pursuant to the Credit Agreement, including Liens arising in connection with Permitted Receivables Securitization Programs (including the Existing Receivables Securitization Program).

             "Pledged", when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time. For example, "Pledged Inventory" means Inventory that is included in the Collateral at such time.

             "Proceeds" means any "proceeds" as such term is defined in the UCC, and, in any event, including all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned

                                      -3-                     SECURITY AGREEMENT

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premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

             "Purchased Receivables" has the meaning ascribed to such term in the Intercreditor Agreement.

             "Purchased Receivables Collection Account" means each "Collection Account" as defined in the Existing Purchase and Servicing Agreement.

             "Purchased Receivables Concentration Account" means the "Concentration Account" as defined in the Purchase and Servicing Agreement.

             "Purchaser Agent" has the meaning ascribed to such term in the Intercreditor Agreement.

             "Receivables" means all Accounts owned by the Grantor and all other rights, titles or interests that, in accordance with GAAP, would be included in receivables on its balance sheet (including any such Accounts and/or rights, titles or interests that might be characterized as Chattel Paper, Documents, Instruments or General Intangibles under the Uniform Commercial Code in effect in any jurisdiction), in each case arising from the sale, lease, exchange or other disposition of Inventory, and all of the Grantor's rights to any goods, services or other property related to any of the foregoing (including returned or repossessed goods and unpaid seller's rights of rescission, replevin, reclamation and rights to stoppage in transit), and all collateral security and supporting obligations of any kind given by any Person with respect to any of the foregoing.

             "Receivables Collection Account" means (i) each Transferred Receivables Collection Account and (ii) each Unsold Receivables Collection Account.

             "Receivables Concentration Account" means (i) each Transferred Receivables Concentration Account and (ii) the Unsold Receivables Concentration Account.

             "Receivables SPV" means AK Steel Receivables Ltd., an Ohio limited liability corporation and a wholly-owned indirect Subsidiary of the Company.

             "Receivables Termination Notice" means a "Receivables Termination Notice" as defined in the Intercreditor Agreement, and any similar notice delivered pursuant to any intercreditor agreement entered into after the Closing Date with a Person purchasing Receivables or otherwise providing financing under a Receivables Securitization Program.

             "Related Transferred Rights" has the meaning specified in Section 2(b) hereof.

             "Release Conditions" means the following conditions for terminating all the Transaction Liens:

             (i) all Commitments under the Credit Agreement shall have expired or been terminated;

                                      -4-                     SECURITY AGREEMENT

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             (ii) all Liquidated Secured Obligations shall have been paid in full; and

             (iii) no Unliquidated Secured Obligation shall remain outstanding or such Unliquidated Secured Obligation shall be cash collateralized to an extent and in a manner reasonably satisfactory to each affected Secured Party.

             "Returned Goods" has the meaning ascribed to such term in the Intercreditor Agreement.

             "Secured Obligations" means the "Obligations" as defined in the Credit Agreement (including, without limitation, the obligations of each of Holdings and the Subsidiary Guarantors under their respective Guaranties, as well as the obligations of the Company under the Credit Agreement).

             "Secured Parties" means the holders from time to time of the Secured Obligations, and "Secured Party" means any of such holders as the context may require.

             "Transaction Liens" means all Liens granted by the Grantor under any of the Collateral Documents.

             "Transferred Receivables" means (i) the Purchased Receivables and
(ii) any now owned or hereafter existing Receivables sold, purported to be sold, transferred or contributed, or purported to be transferred or contributed, prior to the effective date of a Receivables Termination Notice, to an Eligible Transferee in connection with a Permitted Receivables Securitization Program that is not prohibited under the Credit Agreement or this Security Agreement, prior to the full payment in cash of all amounts owing under such Permitted Receivables Securitization Program and termination of the documents governing such Permitted Receivables Securitization Program.

             "Transferred Receivables Collection Account" means (i) each Purchased Receivables Collection Account and (ii) each deposit account serving a similar function under a Permitted Receivables Securitization Program.

             "Transferred Receivables Concentration Account" means (i) the Purchased Receivables Concentration Account and (ii) each deposit account serving a similar function under a Permitted Receivables Securitization Program.

             "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

             "Unliquidated Secured Obligation" means, at any time, any Secured Obligation (or portion thereof) that is contingent in nature or unliquidated at such time, including any Secured Obligation that is:

                                      -5-                     SECURITY AGREEMENT

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             (i)  an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it;

             (ii) any other obligation (including any guaranty) that is contingent in nature at such time; or

             (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

             "Unsold Receivables" means any Receivables other than Transferred Receivables.

             "Unsold Receivables Collection Account" means any Deposit Account other than a Transferred Receivables Collection Account to which the Collateral Agent directs or requests that obligors of Unsold Receivables make payments with respect to such Unsold Receivables.

             "Unsold Receivables Concentration Account" means any Deposit Account other than a Transferred Receivables Concentration Account into which funds on deposit in an Unsold Receivables Collection Account (or other Proceeds of Unsold Receivables) are swept.

             (d) Terms Generally. The definitions of terms herein (including those incorporated by reference to the UCC or to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Security Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Annexes and Schedules shall be construed to refer to Sections of, and Annexes and Schedules to, this Security Agreement and (e) the word "property" shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2.   GRANT OF SECURITY INTERESTS.

             (a) The Grantor, in order to secure the Secured Obligations, grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property of the Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located, subject to the exceptions set forth in Section 2(b):

             (i)  all Inventory;

             (ii) all Receivables;

                                      -6-                     SECURITY AGREEMENT

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             (iii) all contracts for the sale, lease, exchange or other disposition of Inventory, whether or not performed and whether or not subject to termination upon a contingency or at the option of any party thereto;

             (iv) all Documents covering Inventory;

             (v) the Collateral Account, the Proceeds Remittance Account, all right, title, and interest that the Grantor may have with respect to each Receivables Collection Account and each Receivables Concentration Account, and all right, title, and interest (if any) that the Grantor may have with respect to the Repayment Account, together with each other Deposit Account in which Proceeds of Inventory are deposited;

             (vi) all trademarks, servicemarks, trade names and similar intangible property owned or used by the Grantor in its business, together with the goodwill of the business symbolized thereby and all rights relating thereto (the "Intangible Property"); provided that the rights of the Collateral Agent and the Secured Parties with respect to the Intangible Property are limited to the use of such Intangible Property to manufacture, process and sell the Inventory;

             (vii) all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of the Grantor pertaining to any of the Collateral; and

             (viii) all other Proceeds of the Collateral described in the foregoing clauses (i) through (vii).

             (b) The Collateral shall not include Receivables existing on the Closing Date, Transferred Receivables, and (i) the Collections relating to such Transferred Receivables, (ii) the interests of the Purchaser Agent and any Eligible Transferee in any Returned Goods relating to such Transferred Receivables, (iii) with respect to such Transferred Receivables, all rights, interests and claims of the Eligible Transferee under the Permitted Receivables Securitization Program in respect of such Transferred Receivables, (iv) each deposit or other bank account to which any Collections of such Transferred Receivables are deposited (to the extent that monies deposited in such accounts are Collections related to Transferred Receivables) and (v) all Proceeds of the items described in subclauses 2(b)(i) through 2(b)(iv) (all items described in subclauses 2(b)(i) through 2(b)(v), collectively, the "Related Transferred Rights"); provided, however, that nothing in this Section 2(b) shall exclude from the Collateral or be deemed to constitute a release of: (I) any Transaction Lien on the proceeds received by the Company from an Eligible Transferee for the sale of Receivables pursuant to the Existing Receivables Purchase Agreement or any other agreement serving a similar function under a Permitted Receivables Securitization Program (including, without limitation, cash payments made by such Eligible Transferee and the Subordinated AKR Note or any other instrument serving a similar function under a Permitted Receivables Securitization Program (as the outstanding principal balance under the Subordinated AKR Note or such other instrument may increase or decrease from time to time)), (II) any Transaction Lien on or right of any Agent or any of the Lenders in any interests that the Company may acquire from an Eligible Transferee or the Purchaser Agent (or

                                      -7-                     SECURITY AGREEMENT

Person serving a similar role in any Permitted Receivables Securitization Program) or that the Company has in Returned Goods, (III) any Transaction Lien on or right that any of the Lenders or any Agent has in any Unsold Receivables and the proceeds thereof, or (IV) any Transaction Lien on or right that any Agent or any of the Lenders has in any deposit or other bank account under any Deposit Agreement.

             (c) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in all right, title and interest of the Grantor in and to (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

             (d) The Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Grantor with respect to any of the Collateral or any transaction in connection therewith.

SECTION 3.   REPRESENTATIONS AND WARRANTIES.

             The Grantor represents and warrants that:

             (a) The Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in its Perfection Certificate.

             (b) The Grantor has good and marketable title to all of the Collateral (subject to exceptions that are, in the aggregate, not material), free and clear of any Lien other than Permitted Liens.

             (c) The Grantor has not performed any acts that might prevent the Collateral Agent from enforcing any of the provisions of the Collateral Documents or that would limit the Collateral Agent in any such enforcement except as expressly permitted by the Loan Documents or consented to by any Agent. No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens. After the Closing Date, no Collateral will be in the possession or under the control of any other Person having a Lien thereon, other than a Permitted Lien.

             (d) The Transaction Liens on all Collateral (i) have been validly created, (ii) will attach to each item of such Collateral on the Closing Date (or, if the Grantor first obtains rights thereto on a later date, on such later date) and (iii) when so attached, will secure all the Secured Obligations.

             (e) The Grantor has delivered a Perfection Certificate to the Collateral Agent. The information set forth therein is correct and complete as of the Closing Date. After the Closing Date, the Collateral Agent or the Administrative Agent may obtain, at the Grantor's

                                      -8-                     SECURITY AGREEMENT
expense, a file search report from each UCC filing office listed in its Perfection Certificate, showing the filing made at such filing office to perfect the Transaction Liens on the Collateral.

             (f) When UCC financing statements describing the Collateral as set forth in the Grantor's Perfection Certificate have been filed in the offices specified in the Perfection Certificate, the Transaction Liens will constitute First Priority perfected security interests in the Collateral owned by the Grantor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Liens and rights of others therein except Permitted Liens. Except for the filing of such UCC financing statements, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Collateral Documents or is necessary for the validity or enforceability thereof or for the perfection of the Transaction Liens pursuant to the UCC or for the enforcement of the Transaction Liens pursuant to the UCC.

             (g) The Grantor has taken, and will continue to take, all actions necessary under the UCC to perfect its interest in any Receivables purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

             (h)  The Collateral is insured as required by the Credit Agreement.

             (i) Any Inventory produced by the Grantor has or will have been produced in compliance with the applicable requirements of the Fair Labor Standards Act, as amended.

             (j) With respect to any Inventory scheduled or listed on the most recent Borrowing Base Certificate delivered to the Collateral Agent pursuant to the terms of the Credit Agreement, (i) except as specifically disclosed in the most recent Borrowing Base Certificate delivered to the Collateral Agent, such Inventory is Eligible Inventory of good and merchantable quality, free from any defects, (ii) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition and (iii) except for the rights of bailees, processors, mortgagees and landlords from whom the Grantor is not required to obtain a Bailee Consent, a Processor Consent, Mortgagee Consent or a Landlord Consent, as applicable, under the terms of the Credit Agreement, the completion of manufacture, sale or other disposition of such Inventory by the Collateral Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which the Grantor is a party or to which such property is subject.

             (k) No Deposit Accounts other than the Existing Receivables SPV Deposit Accounts, the Transferor's Account, the SPV Remittance Account, the Transferred Receivables Cash Collateral Account, and the "Agent's Account" (as defined in the Existing Purchase and Servicing Agreement) are owned by the Receivables SPV. Other than (i) the Existing Receivables SPV Deposit Accounts,
(ii) the Proceeds Remittance Account, (iii) the Unsold Receivables Collection Accounts, (iv) the Unsold Receivables Concentration Account, (v) the Collateral Account, and (vi) each lockbox, collection, concentration or similar deposit account that has been subjected to a Deposit Agreement pursuant to Section 4(a), there are no intervening

                                      -9-                     SECURITY AGREEMENT
deposit accounts owned by such Grantor or the Receivables SPV into which any collections or other payments or proceeds in respect of Receivables may be deposited.

SECTION 4.   COVENANTS.

             The Grantor covenants as follows:

             (a) The Grantor will, from time to time, at its own expense, execute, deliver, authorize, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, (x) any filing of financing or continuation statements under the UCC, or amendments thereto, (y) causing any lockbox, concentration or similar deposit account into which payments with respect to Receivables then owned by the Grantor will be received to be subjected to Deposit Agreements and (z) causing the appropriate parties to each Receivables Securitization Program to execute an intercreditor agreement that is substantially identical to the Intercreditor Agreement) that from time to time may be reasonably necessary or desirable, or that the Administrative Agent or the Collateral Agent may reasonably request, in order to:

             (i) create, preserve, perfect, confirm or validate the First Priority Transaction Liens on the Collateral;

             (ii) enable the Collateral Agent and the other Secured Parties to obtain the full benefits of the Collateral Documents; or

             (iii) enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies with respect to any of the Collateral.

             To the extent permitted by applicable law, the Grantor authorizes the Collateral Agent to execute and file such financing statements or continuation statements or amendments thereto without the Grantor's signature appearing thereon. The Collateral Agent agrees to provide the Company with copies of any such financing statements and continuation statements. The Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement to the extent permitted by law. The Grantor constitutes the Collateral Agent its attorney-in-fact to execute and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until all the Transaction Liens granted by the Grantor terminate pursuant to Section 12. The Company will pay the costs of, or incidental to, any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.

             (b) The Grantor will not (i) change its name or corporate structure (or other form of organization), (ii) change its location (determined as provided in UCC Section 9-307 or any successor provision) or become organized under the laws of more than one jurisdiction or (iii) except with respect to a Permitted Lien, become bound, as provided in UCC Section 9-203(d) or otherwise, by a security agreement entered into by another Person, unless it shall have given the Collateral Agent at least 20 days' prior written notice thereof and delivered an Opinion of Counsel with respect thereto in accordance with Section 4(c).

                                      -10-                    SECURITY AGREEMENT

             (c) Before it takes any action contemplated by Section 4(b), the Grantor, at its own expense, will cause to be delivered to the Collateral Agent an Opinion of Counsel, in form and substance reasonably satisfactory to the Collateral Agent (unless the requirement for such Opinion of Counsel is waived by the Collateral Agent acting in its sole discretion); provided that it is deemed to be reasonable for the Collateral Agent to require an Opinion to the effect that (i) all financing statements and amendments or supplements thereto, continuation statements and other documents required to be filed or recorded in order to perfect and protect the Transaction Liens against all creditors of and purchasers from the Grantor after it takes such action (except any applicable continuation statements specified in such Opinion of Counsel that are to be filed more than six months after the date thereof) have been filed or recorded in each office necessary for such purpose, (ii) all fees and taxes, if any, payable in connection with such filings or recordations have been paid in full and (iii) except as otherwise agreed by Requisite Lenders, such action will not adversely affect the perfection or priority of the Transaction Lien on any Collateral to be owned by the Grantor after it takes such action or the accuracy of the Grantor's representations and warranties herein relating to such Collateral.

             (d) The Grantor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral; provided that the Grantor may do any of the foregoing unless (i) doing so would breach a covenant in the Credit Agreement or (ii) an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Company that its right to do so is terminated, suspended or otherwise limited. Concurrently with any sale or other disposition (except a lease) permitted by the foregoing proviso, the Transaction Liens on the assets sold or disposed of (but not in any Proceeds arising from such sale or disposition, except as contemplated in Section 2(b)) will cease immediately without any action by the Collateral Agent or any other Secured Party. The Collateral Agent will, at the Company's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence the fact that any asset so sold or disposed of is no longer subject to a Transaction Lien.

             (e) At all times no less than 85% (by value) of all Inventory of the Grantor shall be either (x) located on property owned by the Company and its Subsidiaries free and clear of mortgages, deeds of trust, deeds to secure debt, and the like, or (y) covered by a Bailee Consent, Processor Consent, Landlord Consent or Mortgagee Consent, as applicable. Grantor shall, within 10 days after Collateral Agent's written request given from time to time, deliver to Collateral Agent a true and accurate list of locations at which Inventory is stored, in form and substance reasonably satisfactory to Collateral Agent.

             (f) If the Grantor shall at any time hold or acquire any negotiable Documents, Instruments or tangible Chattel Paper evidencing Collateral, and such Document, Chattel Paper, or Instrument exceeds $200,000 on an aggregate basis or $50,000 on an individual basis, the Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. If the Grantor shall retain possession of any Chattel Paper or Instruments with the Collateral Agent's consent, and such Chattel Paper or Instrument exceeds $200,000 on an aggregate basis or $50,000 on an individual basis, such Chattel Paper and Instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric

                                      -11-                    SECURITY AGREEMENT

Capital Corporation, as Collateral Agent, for the benefit of itself and certain Secured Parties." The Grantor shall take all steps necessary to grant the Agent control of all electronic Chattel Paper in accordance with the UCC and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

             (g) The Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral.

             (h) The Grantor will, promptly upon request, provide to the Collateral Agent all information and evidence concerning the Collateral that the Collateral Agent may reasonably request from time to time to enable it to enforce the provisions of the Collateral Documents.

             (i) From time to time upon request by the Collateral Agent, the Company will, at its own expense, cause to be delivered to the Secured Parties an Opinion of Counsel satisfactory to the Collateral Agent as to such matters relating to the transactions contemplated hereby as the Collateral Agent may reasonably request.

SECTION 5.   DEPOSIT ACCOUNTS.

             (a) (i) On or before the Closing Date, the Company shall establish the Proceeds Remittance Account in the name of the Company and grant exclusive dominion and control over the Proceeds Remittance Account to the Collateral Agent pursuant to a Control Agreement. All amounts owned by the Grantor that are to be deposited into the Proceeds Remittance Account from time to time pursuant to the Loan Documents shall be deposited therein.

             (ii) The Collateral Agent is hereby authorized to establish and maintain as a blocked account in the name of the Company and under the sole dominion and control of the Collateral Agent, a restricted Deposit Account designated as "AK Steel Credit Agreement 7/03 Collateral Account" (the "Collateral Account"). All amounts at any time held in the Collateral Account shall be beneficially owned by the Grantor but shall be held in the name of the Collateral Agent hereunder, for the benefit of the Lenders, as collateral security for the Secured Obligations upon the terms and conditions set forth herein. The Grantor shall have no right to withdraw, transfer or, except as expressly set forth herein, otherwise receive any funds deposited into the Collateral Account. All deposits of funds in the Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another Deposit Account of Holdings or any of its Subsidiaries) of immediately available funds, in each case addressed in accordance with instructions of Secured Party. The Grantor shall, promptly after initiating a transfer of funds to the Collateral Account, give notice to the Collateral Agent by telefacsimile of the date, amount and method of delivery of such deposit. Cash held by the Collateral Agent in the Collateral Account shall not be required to be invested by the Collateral Agent but instead shall be maintained as a cash deposit in the Collateral Account pending application thereof as elsewhere provided in this Agreement; provided, however, that, the Collateral Account will be an interest-bearing account and, subject to the Collateral Agent's rights hereunder, any interest

                                      -12-                    SECURITY AGREEMENT
earned on deposits of cash in the Collateral Account shall be deposited directly in, and held in the Collateral Account.

             (b) On or prior to August 15, 2003, the Company shall cause the Receivables SPV to have subjected all of its then existing Purchased Receivables Collection Accounts and Purchased Receivables Concentration Accounts (collectively, the "Existing Receivables SPV Deposit Accounts") to Blocked Account Agreements, each of which Blocked Account Agreements shall (i) by its terms, transfer to the Collateral Agent sole dominion and control of the relevant Purchased Receivables Collection Accounts or Purchased Receivables Concentration Accounts, subject to receipt by the Depository Bank of written notice from the Purchaser Agent, specifying that the Existing Receivables Securitization Program has terminated and all monetary obligations in respect thereof have been satisfied in full (or upon receipt by the Depository Bank of written notice from the Collateral Agent to such effect, if (x) the Administrative Agent or the Collateral Agent shall have delivered a Notification Request (as defined in the Intercreditor Agreement), and (y) the Purchaser Agent shall have failed to comply with such Notification Request within seven Business Days of the date on which such Notification Request is effective under the Intercreditor Agreement), (ii) expressly provide that its terms may not be amended or modified without the consent of the Purchaser Agent until the Existing Receivables Securitization Program has terminated and all monetary obligations in respect thereof have been satisfied in full, and (iii) not conflict with the Intercreditor Agreement. From time to time after the Closing Date, the Company shall cause the Receivables SPV and each other Eligible Transferee to subject each Transferred Receivables Collection Account and Transferred Receivables Concentration Account to Blocked Account Agreements as described above, so that all Transferred Receivables Collection Accounts and all Transferred Receivables Concentration Accounts are subjected to Blocked Account Agreements at all times.

             (c) On or prior to the Closing Date, the Company shall cause the Proceeds Remittance Account to be subjected to a Control Agreement. The Company shall ensure that the Proceeds Remittance Account is subjected to a Control Agreement at all times.

             (d) The Company shall cause to be deposited in the Proceeds Remittance Account, promptly upon receipt thereof, all payments from an Eligible Transferee to the Company in respect of the purchase price of Transferred Receivables, including, without limitation, all payments in respect of the Subordinated AKR Note or any other instrument serving a similar function under a Permitted Receivables Securitization Program. The Company shall designate the Proceeds Remittance Account as the deposit account to which all payments shall be made under Section 2.5(a) of the Existing Receivables Purchase Agreement. In connection with any Permitted Receivables Securitization Program (other than the Existing Receivables Securitization Program), the Company shall designate the Proceeds Remittance Account as the deposit account to which payments to the Company shall be made.

             (e) Unless (i) The Cash Management System shall have been activated with respect to the Proceeds Remittance Account pursuant to subsection
6.9 of the Credit Agreement and not de-activated with respect to the Proceeds Remittance Account pursuant to such subsection, (ii) an Event of Default shall have occurred and be continuing and Requisite Lenders shall have instructed the Collateral Agent to stop permitting the Company to withdraw amounts from the Proceeds Remittance Account pursuant to subsection 6.9A(i) of the Credit Agreement

                                      -13-                    SECURITY AGREEMENT
or (iii) the maturity of the Loans (or other Secured Obligations) shall have been accelerated pursuant to Section 8 of the Credit Agreement (or otherwise), the Company may withdraw amounts from the Proceeds Remittance Account from time to time at will.

             (f) (i) If an Event of Default shall have occurred and be continuing, the Collateral Agent may (x) retain all cash and investments then held in the Proceeds Remittance Account, (y) liquidate any or all investments held therein and/or (z) withdraw any amounts held therein and apply such amounts as provided in Section 7.

             (ii) Additionally, and without limiting the generality of the foregoing, at any time when the Cash Management System is permitted to be activated pursuant to subsection 6.9 of the Credit Agreement, the Collateral Agent shall have the rights and obligations set forth in subsection 6.9 of the Credit Agreement.

             (iii) Additionally, and without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, at any time after the effective date of any termination of transfers of Receivables pursuant to Section 2.19 of the Intercreditor Agreement (or the equivalent provision of any intercreditor agreement with respect to a Permitted Receivables Securitization Program that replaces the Existing Receivables Securitization Program), if an Event of Default has occurred and is continuing, the Collateral Agent shall have the right (but no the obligation), to the extent permitted under Section 2.04(c) of the Intercreditor Agreement (or the equivalent provision of any intercreditor agreement with respect to a Permitted Receivables Securitization Program that replaces the Existing Receivables Securitization Program), to send notices to Obligors (as defined in the Intercreditor Agreement) informing them of the Secured Parties' interest in the Receivables and directing such Obligors (i) to make payments of any amounts due under the Transferred Receivables to a Transferred Receivables Collection Account and (ii) to make payments of any amounts due under the Unsold Receivables in any manner consistent with the provisions of the Loan Documents determined by the Collateral Agent in its reasonable credit judgment.

             (g) Funds held in the Proceeds Remittance Account may, until withdrawn or otherwise applied pursuant hereto, be invested and reinvested in such Cash Equivalents as the Company shall request from time to time; provided that, if an Event of Default shall have occurred and be continuing, the Collateral Agent may select such Cash Equivalents.

             (h) If immediately available cash on deposit in the Proceeds Remittance Account is not sufficient to make any distribution or withdrawal to be made pursuant hereto, the Collateral Agent will cause to be liquidated, as promptly as practicable, such investments held in or credited to the Proceeds Remittance Account as shall be required to obtain sufficient cash to make such distribution or withdrawal and, notwithstanding any other provision hereof, such distribution or withdrawal shall not be made until such liquidation has taken place.

SECTION 6.   REMEDIES.

             (a) If an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under the Collateral Documents.

                                      -14-                    SECURITY AGREEMENT

             (b) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, withdraw all cash held in the Proceeds Remittance Account and apply such cash as provided in Section 7 and, if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell, lease, license or otherwise dispose of the Collateral or any part thereof. Without limiting the generality of the foregoing, the Grantor expressly agrees that in any such event the Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of the Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving the Grantor or any other Person notice and opportunity for a hearing on the Collateral Agent's claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Collateral Agent and Secured Parties, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. The Collateral Agent shall have the right to conduct such sales on the Grantor's premises or elsewhere and shall have the right to use the Grantor's premises without charge for such time or times as the Collateral Agent deems necessary or advisable for the purpose of realizing on the Collateral. If any Event of Default shall have occurred and be continuing, the Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at a place or places designated by the Collateral Agent which are reasonably convenient to the Collateral Agent and the Grantor, whether at the Grantor's premises or elsewhere. Until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right to hold or use the Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of realizing on or preserving the Collateral or its value. The Collateral Agent shall have no obligation to the Grantor to maintain or preserve the rights of the Grantor as against third parties with respect to the Collateral while the Collateral is in the possession of the Collateral Agent. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of the Collateral Agent's remedies (for the benefit of itself and the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Secured Obligations as provided in Section 7, and only after so paying over such net proceeds, and after the payment by the Collateral Agent of any

                                      -15-                    SECURITY AGREEMENT
other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to the Grantor. To the maximum extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Collateral Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent or such Secured Party, or their respective agents, as finally determined by a court of competent jurisdiction. The Grantor agrees that ten (10) days prior notice by the Collateral Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters in accordance with Section 9. The Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys' fees and other expenses incurred by the Collateral Agent or any Secured Party to collect such deficiency.

             (c) Without limiting the generality of the foregoing, at any time when the Cash Management System is permitted to be activated pursuant to subsection 6.9 of the Credit Agreement, the Collateral Agent may (i) exercise all of the remedies described in Section 5(f)(ii) and (ii) cause all amounts constituting Collateral that are held in any lockbox, collection, concentration or other Deposit Account over which the Collateral Agent has the right to exercise control pursuant to a Deposit Agreement (it being understood that any Deposit Agreement with respect to a deposit account that is a Purchased Receivables Collection Account or Purchased Receivables Concentration Account shall only give the Collateral Agent the right to exercise control in accordance with Section 5(b)(i)) to be transferred on a daily basis to the Repayment Account.

             (d) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing and, in accordance with Section 8 of the Credit Agreement, the Company is required to pay to Secured Party an amount (the "Aggregate Available Amount") equal to 105% of the maximum amount that may at any time be drawn under all Letters of Credit then outstanding under the Credit Agreement, the Company shall deliver funds in such an amount for deposit in the Collateral Account. If for any reason the aggregate amount delivered by the Company for deposit in the Collateral Account as aforesaid is less than the Aggregate Available Amount, the aggregate amount so delivered by the Company shall be apportioned among all outstanding Letters of Credit for purposes of this Section in accordance with the ratio of 105% of the maximum amount available for drawing under each such Letter of Credit (as to such Letter of Credit, the "Maximum Available Amount") to the Aggregate Available Amount. Upon any drawing under any outstanding Letter of Credit in respect of which the Company has deposited in the Collateral Account any amounts described above, the Collateral Agent shall apply the amount apportioned to such Letter of Credit to reimburse the Issuing Lender for the amount of such drawing. In the event of cancellation or expiration of any Letter of Credit in respect of which the Company has deposited in the Collateral Account any amounts described above, or in the event of any reduction in the Maximum Available Amount under such Letter of Credit, the Collateral Agent shall apply the amount then on deposit in the Collateral Account in respect of such Letter of Credit (less, in the case of such a reduction, the Maximum Available Amount under such Letter of Credit immediately after such reduction) first, to the payment of any amounts payable to the Collateral Agent pursuant to Section 8 hereof, second, to the extent of any excess, to the cash collateralization pursuant to the terms of this Security Agreement of any outstanding Letters of Credit in respect of which the Company has failed to pay all or a

                                      -16-                    SECURITY AGREEMENT
portion of the amounts described above (such cash collateralization to be apportioned among all such Letters of Credit in the manner described above), third, to the extent of any further excess, to the payment of any other outstanding Secured Obligations in such order as the Collateral Agent shall elect, and fourth, to the extent of any further excess, to the payment to whomsoever shall be lawfully entitled to receive such funds.

             (e) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, each of the Administrative Agent and the Requisite Lenders shall have the rights set forth in Section 2.19 of the Intercreditor Agreement (or the equivalent provision of any intercreditor agreement with respect to a Permitted Receivables Securitization Program that replaces the Existing Receivables Securitization Program).

             (f) Neither the Collateral Agent nor the Secured Parties shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Neither the Collateral Agent nor the Secured Parties shall be required to marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantors, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Collateral Agent to collect such deficiency.

             (g) Subject to any limitation on the rights of the Collateral Agent under the Intercreditor Agreement, the Collateral Agent may at any time after an Event of Default has occurred and is continuing without prior notice to the Grantor, notify Account Debtors and other Persons obligated on the Collateral that the Collateral Agent has a security interest therein, and that payments shall be made directly to the Collateral Agent. At any time after an Event of Default has occurred and is continuing, upon the request of the Agent, Grantor shall so notify Account Debtors and other Persons obligated on Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the Grantor shall not, so

                                      -17-                    SECURITY AGREEMENT
long as an Event of Default is continuing, give any contrary instructions to such Account Debtor or other Person without the Collateral Agent's prior written consent.

             (h) Subject to any limitation on the rights of the Collateral Agent under the Intercreditor Agreement, if an Event of Default has occurred and is continuing, or if Company has failed to provide the information described in this subparagraph (h) within 5 Business Days after Collateral Agent's request, the Collateral Agent may in the Collateral Agent's own name, in the name of a nominee of the Collateral Agent or in the name of the Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to contracts and obligors in respect of Instruments to verify with such Persons, to the Collateral Agent's satisfaction, the existence, amount, terms of, and any other matter relating to, Receivables, Instruments or Chattel Paper. If an Event of Default shall have occurred and be continuing, the Grantor, at its own expense, shall cause the independent certified public accountants then engaged by the Grantor to prepare and deliver to the Collateral Agent at any time and from time to time promptly upon the Collateral Agent's request the following reports with respect to Grantor: (i) a reconciliation of all Receivables; (ii) an aging of all Receivables; (iii) trial balances; and (iv) a test verification of such Receivables as Agent may request. The Grantor, at its own expense, shall deliver to the Collateral Agent the results of each physical verification, if any, which the Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

SECTION 7.   APPLICATION OF PAYMENTS.

             (a) If an Event of Default shall have occurred and be continuing, the Collateral Agent may apply (i) any cash held in the Proceeds Remittance Account and (ii) the proceeds of any sale or other disposition of all or any part of the Collateral, in the order of priorities required by subsection 2.4C of the Credit Agreement. The Collateral Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

             (b) If at any time any portion of any monies collected or received by the Collateral Agent would, but for the provisions of this Section 7(b), be payable pursuant to Section 7(a) in respect of an Unliquidated Secured Obligation, the Collateral Agent shall not apply any monies to pay such Unliquidated Secured Obligation but instead shall request the holder thereof to notify the Collateral Agent as to the maximum amount of such Unliquidated Secured Obligation if then ascertainable (e.g., in the case of a letter of credit, the maximum amount available for subsequent drawings thereunder). If the holder of such Unliquidated Secured Obligation does not notify the Collateral Agent of the maximum ascertainable amount thereof at least two Business Days before such distribution, such Unliquidated Secured Obligation will not be entitled to share in such distribution. If such holder does so notify the Collateral Agent as to the maximum ascertainable amount thereof, and if such Unliquidated Secured Obligation is not fully cash collateralized pursuant to
Section 6(d), the Collateral Agent will allocate to such holder a portion of the monies to be distributed in such distribution, calculated as if such Unliquidated Secured Obligation were outstanding in such maximum ascertainable amount. However, the Collateral Agent will not apply such portion of such monies to pay such Unliquidated Secured Obligation, but instead will hold such monies or invest such monies in Cash Equivalents. All such monies and Cash Equivalents and all proceeds thereof will constitute Collateral hereunder, but will be subject to distribution in accordance with this

                                      -18-                    SECURITY AGREEMENT

Section 7(b) rather than Section 7(a). The Collateral Agent will hold all such monies and Cash Equivalents and the net proceeds thereof in trust until all or part of such Unliquidated Secured Obligation becomes a Liquidated Secured Obligation, whereupon the Collateral Agent at the request of the relevant Secured Party will apply the amount so held in trust to pay such Liquidated Secured Obligation; provided that, if the other Secured Obligations theretofore paid pursuant to the same clause of subsection 2.4C of the Credit Agreement were not paid in full, the Collateral Agent will apply the amount so held in trust to pay the same percentage of such Liquidated Secured Obligation as the percentage of such other Secured Obligations theretofore paid pursuant to the same clause of subsection 2.4C of the Credit Agreement. If (i) the holder of such Unliquidated Secured Obligation shall advise the Collateral Agent that no portion thereof remains in the category of an Unliquidated Secured Obligation and (ii) the Collateral Agent still holds any amount held in trust pursuant to this Section 7(b) in respect of such Unliquidated Secured Obligation (after paying all amounts payable pursuant to the preceding sentence with respect to any portions thereof that became Liquidated Secured Obligations), such remaining amount will be applied by the Collateral Agent in the order of priorities set forth in subsection 2.4C of the Credit Agreement.

             (c) In making the payments and allocations required by this Section, the Collateral Agent may rely upon information supplied to it pursuant to Section 11(g). All distributions made by the Collateral Agent pursuant to this Section shall be final (except in the event of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.

SECTION 8.   TAXES, FEES AND EXPENSES.

             (a) Without in any way limiting the terms of Sections 2.7B, 11.2 or 11.3 of the Credit Agreement, the Grantor shall forthwith upon demand pay to the Collateral Agent:

             (i) the amount of any taxes that the Collateral Agent may have been required to pay by reason of the Transaction Liens or to free any Collateral from any other Lien thereon;

             (ii) the amount of any and all reasonable out-of-pocket expenses, including transfer taxes and reasonable fees and expenses of counsel and other experts, that the Collateral Agent may incur in connection with (x) the administration or enforcement of the Collateral Documents, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Transaction Lien, (y) the collection, sale or other disposition of any Collateral or (z) the exercise by the Collateral Agent of any of its rights or powers under the Collateral Documents;

             (iii) the amount of any fees that the Grantor shall have agreed in writing to pay to the Collateral Agent and that shall have become due and payable in accordance with such written agreement; and

             (iv) the amount required to indemnify the Collateral Agent for, or hold it harmless and defend it against, any loss, liability or expense (including the

                                      -19-                    SECURITY AGREEMENT
     reasonable fees and expenses of its counsel and any experts or sub-agents appointed by it hereunder) incurred or suffered by the Collateral Agent in connection with the Collateral Documents, except to the extent that such loss, liability or expense arises from the Collateral Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction or a breach of any duty that the Collateral Agent has under this Security Agreement (after giving effect to Sections 10 and 11). Any such amount not paid to the Collateral Agent on demand will bear interest for each day thereafter until paid at a rate per annum equal to the sum of 2.00% plus the Base Rate for such day plus the Base Rate Margin that would, in the absence of an Event of Default, be applicable to the Base Rate Loans for such day.

             (b) If any transfer tax, documentary stamp tax or other tax is payable in connection with any transfer or other transaction provided for in the Collateral Documents, the Grantor will pay such tax and provide any required tax stamps to the Collateral Agent or as otherwise required by law.

SECTION 9.   POWER OF ATTORNEY.

             On the Closing Date the Grantor shall execute and deliver to the Collateral Agent a power of attorney (the "Power of Attorney") substantially in the form attached hereto as Annex B. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until all Release Conditions have been satisfied. The powers conferred on the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, under the Power of Attorney are solely to protect the Collateral Agent's interests (for the benefit of the Collateral Agent and the Secured Parties) in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent agrees that notwithstanding any provision of the Power of Attorney, (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, (b) it shall only exercise the powers and authority granted under the Power of Attorney to protect the Collateral Agent's interests (for the benefit of the Collateral Agent and the Secured Parties) in the Collateral, and (c) the Collateral Agent shall account for any moneys received by the Collateral Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney; provided that none of the Collateral Agent nor any Secured Party shall have any duty as to any Collateral, and the Collateral Agent and the Secured Parties shall be accountable only for amounts they actually receive as a result of the exercise of such powers. NONE OF THE COLLATERAL AGENT, THE SECURED PARTIES OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO THE GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

                                      -20-                    SECURITY AGREEMENT

SECTION 10.  LIMITED DUTY.

             Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith or by reason of any act or omission by the Collateral Agent pursuant to instructions from the Administrative Agent, except to the extent that such liability arises from the Collateral Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

SECTION 11.  RIGHTS OF COLLATERAL AGENT.

             Without in any way limiting the rights of the Collateral Agent set forth in Section 10 of the Credit Agreement:

             (a) Authority. The Collateral Agent is authorized to take such actions and to exercise such powers as are delegated to the Collateral Agent by the terms of Credit Agreement and the Collateral Documents, together with such actions and powers as are reasonably incidental thereto.

             (b) Coordination with Secured Parties. To the extent requested to do so by any Secured Party, the Collateral Agent will promptly notify such Secured Party of each notice or other communication received by the Collateral Agent hereunder and/or deliver a copy thereof to such Secured Party. As to any matters not expressly provided for herein (including (i) the timing and methods of realization upon the Collateral and (ii) the exercise of any power that the Collateral Agent may, but is not expressly required to, exercise under any Security Document), the Collateral Agent shall act or refrain from acting in accordance with written instructions from Requisite Lenders or, in the absence of such instructions, in accordance with its discretion (subject to the following provisions of this Section).

             (c) Rights and Powers as a Secured Party. The Person serving as the Collateral Agent shall, in its capacity as a Secured Party, have the same rights and powers as any other Secured Party and may exercise the same as though it were not the Collateral Agent. Such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company, any of its Subsidiaries or their respective Affiliates as if it were not the Collateral Agent hereunder.

             (d) Limited Duties and Responsibilities. The Collateral Agent shall not have any duties or obligations under the Collateral Documents except those expressly set forth therein. Without limiting the generality of the foregoing, (a) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (b) the Collateral Agent shall not have any duty to take any discretionary action or

                                      -21-                    SECURITY AGREEMENT
exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Collateral Documents that the Collateral Agent is required in writing to exercise by Requisite Lenders, and (c) except as expressly set forth in the Collateral Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the institution serving as Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in the Credit Agreement) or in the absence of its own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Transaction Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Collateral Documents. The Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Collateral Agent by the Company or a Secured Party, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Security Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Security Document, (iv) the validity, enforceability, effectiveness or genuineness of any Security Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in any Security Document.

             (e) Authority to Rely on Certain Writings, Statements and Advice. The Collateral Agent shall be entitled to rely on, and shall not incur any liability for relying on, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent also may rely on any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Company or any of its Subsidiaries), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountant or expert. The Collateral Agent may rely conclusively on advice from the Administrative Agent as to whether at any time (i) an Event of Default under the Credit Agreement has occurred and is continuing, (ii) the maturity of the Loans has been accelerated or (iii) any proposed action is permitted or required by the Credit Agreement.

             (f) Sub-Agents and Related Parties. The Collateral Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it. The Collateral Agent and any such sub-agent may perform any of its duties and exercise any of its rights and powers through its Related Parties. Supplemental Collateral Agents may be appointed in accordance with subsection 10.1C of the Credit Agreement. The exculpatory provisions of Section 10 and this Section shall apply to any such sub-agent or Supplemental Collateral Agent and to the related parties of the Collateral Agent and any such sub-agent or Supplemental Collateral Agent.

                                      -22-                    SECURITY AGREEMENT

             (g) Information as to Secured Obligations and Actions by Secured Parties. For all purposes of the Collateral Documents, including determining the amounts of the Secured Obligations and whether a Secured Obligation is an Unliquidated Secured Obligation or not, or whether any action has been taken under any Loan Document, the Collateral Agent will be entitled to rely on information from (i) the Administrative Agent for information as to the Lenders, the Administrative Agent or the Collateral Agent, their Secured Obligations and actions taken by them, (ii) any Secured Party for information as to its Secured Obligations and actions taken by it, to the extent that the Collateral Agent has not obtained such information from the foregoing sources, and (iii) the Company, to the extent that the Collateral Agent has not obtained information from the foregoing sources.

             (h) Within two Business Days after it receives or sends any notice referred to in this subsection, the Collateral Agent shall send to the Administrative Agent and each Secured Party requesting notice thereof, copies of any notice given by the Collateral Agent to the Grantor, or received by it from the Grantor, pursuant to Section 6, 7, 9, 11(j) or 12; provided that such Secured Party has, at least five Domestic Business Days prior thereto, delivered to the Collateral Agent a written notice (i) stating that it holds one or more Secured Obligations and wishes to receive copies of such notices and (ii) setting forth its address, facsimile number and e-mail address to which copies of such notices should be sent.

             (i) The Collateral Agent may refuse to act on any notice, consent, direction or instruction from the Administrative Agent or any Secured Parties or any agent, trustee or similar representative thereof that, in the Collateral Agent's opinion, (i) is contrary to law or the provisions of any Security Document, (ii) may expose the Collateral Agent to liability (unless the Collateral Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave, or instructed the Collateral Agent to give, such notice, consent, direction or instruction) or
(iii) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.

             (j) Resignation; Successor Collateral Agent. The Collateral Agent may resign, and a successor Collateral Agent may be appointed, in each case in accordance with subsection 10.5 of the Credit Agreement.

SECTION 12.  RELEASE OF COLLATERAL.

             (a) The Transaction Liens shall terminate when all the Release Conditions are satisfied.

             (b) The Transaction Liens (x) with respect to any Pledged Receivables shall terminate when such Receivables have become Transferred Receivables (subject to the Collateral Agent's continuing interest therein as described in Section 2(b)) and (y) with respect to any other Collateral shall terminate upon the sale of such Collateral to a Person other than Holdings or any of its Subsidiaries in a transaction not prohibited by the Credit Agreement. In each case, such termination shall not require the consent of any Secured Party, and the Collateral Agent and any third party shall be fully protected in relying on a certificate of the Grantor as to whether any Pledged Receivables qualify as Transferred Receivables (including without limitation whether the transfer thereof is permitted under the Credit Agreement and this Security Agreement).

                                      -23-                    SECURITY AGREEMENT

             (c) In the case of any Pledged Receivables, the Transaction Liens with respect to the Related Transferred Rights shall terminate when such Pledged Receivables become Transferred Receivables (subject to the Collateral Agent's continuing interest therein as described in Section 2(b)). Such termination shall not require the consent of any Secured Party. If the Company delivers a certificate pursuant to Section 12(b) stating that any Pledged Receivables qualify as Transferred Receivables, the Collateral Agent and any third party shall be fully protected in relying on such certificate as conclusive proof that the Related Transferred Rights are not Collateral.

             (d) At any time before the Transaction Liens terminate, the Collateral Agent may, at the written request of the Grantor, (i) release any Collateral (but not all or substantially all of the Collateral) with the prior written consent of Requisite Lenders or (ii) release all or substantially all of the Collateral with the prior written consent of all the Lenders.

             (e) Upon any termination of a Transaction Lien or release of Collateral, the Collateral Agent will, at the expense of the Grantor, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be.

SECTION 13.  NOTICES.

             Except in the case of notices and other communications expressly permitted to be given by telephone, each notice, request or other communication given to any party hereunder shall be in writing delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy (or, in the case of any notice to a Secured Party pursuant to Section 11(b) or
Section 11(h), transmitted by e-mail), to the address of the relevant party in accordance with subsection 11.8 of the Credit Agreement.

             All notices and other communications given to any party hereto in accordance with the terms of this Security Agreement shall be deemed to have been given on the date of receipt. Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the Collateral Agent and the Grantor in the manner specified above.

SECTION 14.  NO IMPLIED WAIVER; REMEDIES CUMULATIVE.

             No failure by the Collateral Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Loan Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

SECTION 15.  BENEFIT OF AGREEMENT.

             This Security Agreement is for the benefit of the Collateral Agent and the Secured Parties. If all or any part of any Secured Party's interest in any Secured Obligation is assigned or

                                      -24-                    SECURITY AGREEMENT
otherwise transferred, the transferor's rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Security Agreement shall be binding on the Grantor and its successors and assigns.

SECTION 16.  AMENDMENTS, CONSENTS AND WAIVERS.

             Neither this Security Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the parties hereto, with the consent of such Lenders as are required to consent thereto under the Credit Agreement.

SECTION 17.  GOVERNING LAW.

             This Security Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

SECTION 18.  WAIVER OF JURY TRIAL.

             EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY SECURITY DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 19.  SEVERABILITY.

             If any provision of any Security Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions of the Collateral Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

SECTION 20.  REINSTATEMENT.

             This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or

                                      -25-                    SECURITY AGREEMENT
should a receiver or trustee be appointed for all or any significant part of the Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 21.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

             ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                  (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                  (ii)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                  (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH
                        PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION
                        11.8 OF THE CREDIT AGREEMENT;

                  (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                  (v) AGREES THAT SECURED PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

                                      -26-                    SECURITY AGREEMENT

AGREES THAT THE PROVISIONS OF THIS SECTION 21 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

                                    * * * * *



                                      -27-                    SECURITY AGREEMENT

             IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective authorized officers as of the day and year first written above.


                                       AK STEEL CORPORATION


                                       By:       /s/  James L. Wainscott
                                          --------------------------------------
                                                    James L. Wainscott
                                                 Senior Vice President and
                                                  Chief Financial Officer


                                       GENERAL ELECTRIC CAPITAL CORPORATION,
                                       as Collateral Agent


                                       By:         /s/  John L. Dale
                                          --------------------------------------
                                                      John L. Dale
                                                Duly Authorized Signatory


                                       CREDIT SUISSE FIRST BOSTON,
                                       acting through its Cayman Islands branch, as Administrative Agent


                                       By:      /s/  Joseph J. Adipietro
                                          --------------------------------------
                                                    Joseph Adipietro
                                                        Director


                                       and


                                       By:         /s/  Kevin S. Smith
                                          --------------------------------------
                                                       Kevin Smith
                                                    Managing Director


                                                              SECURITY AGREEMENT